EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                October 27, 2000

Micromuse Inc.
139 Townsend Street
Mezzanine Floor
San Francisco, California 94107

            Re: Micromuse Inc. - Registration Statement for Offering of an Aggregate of 1,715 Shares of Common Stock

Dear Ladies and Gentlemen:

            We have acted as counsel to Micromuse Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,441 shares of the Company's common stock (the "Shares") issuable in the aggregate under the NetOps Corporation 1997 Long-Term Incentive Plan ( the "Plan"). The Plan, together with the outstanding options thereunder, have been assumed by the Company in connection with the Company's acquisition of NetOps Corporation pursuant to an Agreement and Plan of Reorganization dated June 21, 2000 (the "Plan of Reorganization").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents, the Plan of Reorganization and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                        Very truly yours,



                                        /s/ Brobeck, Phleger & Harrison LLP
                                        BROBECK, PHLEGER & HARRISON LLP